Exhibit 10.8.2

SECOND AMENDMENT TO PIER 1 IMPORTS, INC.

STOCK PURCHASE PLAN

WHEREAS, the Pier 1 Imports, Inc. Stock Purchase Plan (the “Plan”) was established in 1980 and was most recently amended and restated on June 20, 2008; and

WHEREAS, the Plan was amended by an Amendment to Pier 1 Imports, Inc. Stock Purchase Plan effective as of March 28, 2009;

NOW THEREFORE:

A.                                   Subsection g. of Article XII of the Plan is replaced with the following:

“g. “Common Stock” shall mean shares of common stock, par value $0.001 per share, of Pier 1 Imports, Inc.”

B.                                     All terms used in this Second Amendment, unless specifically defined herein, have the same meanings attributed to them in the Plan. As amended hereby, the Plan is specifically ratified and reaffirmed.

Signed effective as of July 14, 2009.

Pier 1 Imports, Inc.,
a Delaware corporation

By:
Gregory S. Humenesky
Executive Vice President